Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                           For the Month of May 2000
                       Distribution Date of June 15, 2000
                            Servicer Certificate #25

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $201,070,093.91
Beginning Pool Factor                                      0.401446192

Principal and Interest Collections:
     Principal Collected                                 $9,206,643.62
     Interest Collected                                  $1,560,341.79

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $327,472.56
Total Additional Deposits                                  $327,472.56

Repos / Chargeoffs                                         $424,119.16
Aggregate Number of Notes Charged Off                              117

Total Available Funds                                   $10,893,229.94

Ending Pool Balance                                    $191,640,559.16
Ending Pool Factor                                           0.3826197

Servicing Fee                                              $167,558.41

Repayment of Servicer Advances                             $201,228.03

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,901,288.57
     Target Percentage                                           5.25%
     Target Balance                                     $10,061,129.36
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($840,159.21)
     Ending Balance                                     $10,061,129.36

Current Weighted Average APR:                                   9.192%
Current Weighted Average Remaining Term (months):                29.63

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,510,116.77     1,396
                                 31 - 60 days           $488,364.23       397
                                 60+  days              $277,812.75       129

     Total:                                           $2,276,293.75     1,416

     Balances:                   60+  days            $3,892,133.19       129

Memo Item - Reserve Account
     Prior Month                                     $10,556,179.93
+    Invest. Income                                      $45,207.17
+    Excess Serv.                                       $299,901.47
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,901,288.57

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of May 2000

                                                                   NOTES
                                                 TOTAL            CLASS A            CLASS B
                                            $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $201,070,093.91
Ending Pool Balance                          $191,640,559.16

Collected Principal                            $9,005,415.59
Collected Interest                             $1,560,341.79
Charge - Offs                                    $424,119.16
Liquidation Proceeds / Recoveries                $327,472.56
Servicing                                        $167,558.41
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $10,725,671.53

Beginning Balance                            $201,070,093.91    $194,032,523.53      $7,037,570.38

Interest Due                                     $996,235.31        $960,460.99         $35,774.32
Interest Paid                                    $996,235.31        $960,460.99         $35,774.32
Principal Due                                  $9,429,534.75      $9,099,501.03        $330,033.72
Principal Paid                                 $9,429,534.75      $9,099,501.03        $330,033.72

Ending Balance                               $191,640,559.16    $184,933,022.50      $6,707,536.66
Note / Certificate Pool Factor                                           0.3826             0.3826
   (Ending Balance / Original Pool Amount)
Total Distributions                           $10,425,770.06     $10,059,962.02        $365,808.04

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $299,901.47
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $10,901,288.57
(Release) / Draw                                ($840,159.21)
Ending Reserve Acct Balance                   $10,061,129.36

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                   4                  3                     2                   1
                                    Jan-00              Feb-00              Mar-00               Apr-00              May-00
Beginning Pool Balance          $238,277,336.75     $228,135,837.11     $219,775,739.55     $209,867,658.70     $201,070,093.91

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $294,938.02         $607,326.27         $618,471.73         $209,289.64         $424,119.16
    Recoveries                      $492,593.86         $444,337.03         $415,695.09         $439,983.34         $327,472.56

Total Charged Off (Months 5, 4, 3)                    $1,520,736.02
Total Recoveries (Months 3, 2, 1)                     $1,183,150.99
Net Loss / (Recoveries) for 3 Mos                       $337,585.03 (a)

Total Balance (Months 5, 4, 3)                      $686,188,913.41 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      0.59037%

Trigger:  Is Ratio > 1.5%                                        No
                                                                            Mar-00               Apr-00              May-00

B)   Delinquency Trigger:                                                 $3,437,077.57       $4,324,921.20       $3,892,133.19
     Balance delinquency 60+ days                                              1.56390%            2.06078%            1.93571%
     As % of Beginning Pool Balance                                            1.70697%            1.95180%            1.85347%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                          2.00875%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer